    EXHIBIT 99.1

Shutterstock Increases Quarterly Dividend by 13% to $0.27 per share

New York, NY - January 31, 2023 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), the end-to-end creative partner that supercharges storytelling with creative and technological innovation, today announced that its Board of Directors has declared a cash dividend of $0.27 per share of outstanding common stock on January 30, 2023, payable on March 16, 2023, to stockholders of record at the close of business on March 2, 2023. This represents an increase of approximately 13% over the previous quarterly dividend of $0.24 per share of outstanding common stock.
Commenting on the announcement, Paul Hennessy, the Company’s Chief Executive Officer, said, “The Board’s decision to increase the quarterly dividend for the third consecutive year demonstrates the success we have had in driving margin expansion and the confidence we have in our future cash flows, and I am pleased that we are able to continue fulfilling our commitment to return value to stockholders.”

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK) is the end-to-end creative partner that supercharges storytelling with creative and tech innovation. Directly and through its group subsidiaries, Shutterstock's comprehensive collection includes high-quality licensed photographs, vectors, illustrations, 3D models, videos and music. Working with its growing community of over 2 million contributors, Shutterstock adds hundreds of thousands of images each week.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Splash News, the world’s leading entertainment news agency for newsrooms and media companies worldwide; Pond5, the world’s largest video-first content marketplace; TurboSquid, the world’s largest 3D content marketplace; PicMonkey, a leading online graphic design and image editing platform; Offset, a high-end image collection; Shutterstock Studios, an end-to-end custom creative shop; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world's media; and Bigstock, a value-oriented stock media offering.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s expected payment of a cash dividend on March 16, 2023 and the future of the Company’s business. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. However, not all forward-looking statements contain these words. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; public health crises including the COVID-19 pandemic; general economic and political conditions worldwide, including disruption and volatility caused by COVID-19 and any resulting economic recession; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Srey Dasgupta
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

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